Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-127489, No. 333-133477, No. 333-135344 and No. 333-145710) and in the Registration Statement on Form S-8 (No. 333-117595, No. 333-135347 and No. 333-144452) of Auxilium Pharmaceuticals, Inc. of our report dated February 25, 2009, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

February 25, 2009